Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Articles Supplementary dated April 24, 2003 the Articles of Incorporation of ING VP Balanced Portfolio, Inc. filed herein.

(a)(2) Articles of Amendment dated April 24, 2003 the Articles of Incorporation of ING VP Balanced Portfolio, Inc. filed herein.

(e)(1) First Amendment dated July 29, 2003 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.